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                                  EXHIBIT 10.7

                         EMPLOYMENT CONTINUITY AGREEMENT

     This Agreement made as of October 28, 1996, by and between NORTH EAST INSURANCE COMPANY, a Maine corporation with its principal place of business in Scarborough, Maine (the "Company"), and Robert G. Schatz ("Officer"), of Cape Elizabeth, Maine.

     WHEREAS, the Officer has been employed by the Company since March 29, 1988 and is presently serving in the capacity of President and Chief Executive Officer; and

     WHEREAS, the Company desires to assure itself of the continued employment and sound judgment of the Officer in the event of any potential change in control of the Company;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties, the Officer and the Company agree as follows:

1.   GENERAL.

          a. TERM OF THE AGREEMENT AND RENEWAL. The term of this Agreement shall be for a period beginning on the date hereof and continuing through the sixth anniversary thereof, provided that, if a Change in Control Event (as defined below) occurs during the term, the term shall extend through the later of (i) the date the term is otherwise scheduled to end or (ii) three years following the date of the Change in Control Event. Notwithstanding any provision above, this Agreement shall remain effective for so long as necessary to enforce all rights accrued and obligations arising prior to the end of the Term.

          b. EFFECT ON EMPLOYMENT AGREEMENT. The Officer is currently employed pursuant to an Employment Agreement entered into March 26, 1991, effective January 1, 1991 (the "Employment Agreement"). This Agreement does not supersede the Employment Agreement, which remains in full force and effect except as specifically amended herein.

          c. CHANGES TO EMPLOYMENT AGREEMENT. The Employment Agreement is hereby amended effective immediately as follows: the terms "Change in Control," "Cause" and "Good Reason" wherever they appear in the Employment Agreement are amended to refer to "Change in Control Event", "Good Cause" and "Good Reason" respectively as those terms are as defined in this Agreement. The terms "Officer" and "the Executive" shall be used interchangeably.

               In addition, the Company agrees that prior to December 1, 1998 it shall not exercise its authority under Section 1 of the Employment Agreement to give written notice that the Term of the Employment Agreement shall not be extended, so that, in all events, the Term shall extend at least through March 1, 1999.

2. "CHANGE IN CONTROL EVENT." Any one of the following events shall constitute a "Change in Control Event" for purposes of this Agreement:

          a. Any person acquires or holds beneficial ownership of stock representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding stock. Notwithstanding the above, if any person, prior to attaining beneficial ownership equaling or exceeding such level, has entered into an agreement approved by the affirmative vote of at least two-thirds of the Directors then in office and providing for restrictions on such person's acquisition of Company stock and other matters involving control of the Company (a "Standstill Agreement"), then, so long as such Standstill Agreement is in effect and has not been breached by such person, neither such person's beneficial ownership of Company stock nor that of any affiliate of such person shall constitute a Change in Control.




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                    For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; the term "person" shall include, without limitation, any individual, corporation, limited liability company, partnership, trust or association, or any group or combination thereof; and the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities and Exchange Act of 1934, or any similar successor statutes or rule or regulation.

          b. Within any twenty-five (25) month period, individuals who were Outside Directors at the beginning of such period, together with any other Outside Directors serving as directors of the Company pursuant to nominations approved or ratified by a majority of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors of the Company.

               For purposes of this Agreement, an "Outside Director" as of a given date shall mean a member of the Company's Board of Directors who (x) is not then a beneficial owner of stock representing twenty percent (20%) or more of the combined voting power of the then outstanding stock of the Company and not an officer, director or affiliate of any such owner, (y) has been a director of the Company throughout the six (6) month period prior to such date and (z) has not been an employee of the Company at any time during the six (6) month period prior to such date.

          c. The Company ceases to be a reporting company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

          d.   The Company's shareholders approve:

                    i. Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's common stock immediately prior to the merger or consolidation own, directly or indirectly, in the aggregate a majority of each class of stock entitled to vote for the election of directors of the surviving corporation (or the equivalent controlling interest in any surviving entity other than a corporation) immediately after the merger or consolidation; or

                    ii. Any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

3. RIGHTS UPON INVOLUNTARY TERMINATION OF EMPLOYMENT. If, within twelve (12) months after the occurrence of a Change in Control Event, the Company terminates the Officer's employment for any reason other than Good Cause as defined in Paragraph 6, or if the Officer voluntarily terminates employment for Good Reason as defined in Paragraph 4, then (i) if the Employment Agreement is then in effect, Section 8.6 of the Employment Agreement shall apply in lieu of this Agreement and this Agreement shall forthwith terminate, or (ii) if the Employment Agreement is not then in effect the Company shall provide the Officer with the following:

          a. Within thirty (30) days of such termination, a lump sum cash payment in an amount equal to three hundred percent (300%) of the sum of (i) the Officer's annual base salary in effect upon the date of the Change in Control Event plus (ii) any profit-sharing award made to the Officer in respect to the most recently completed calendar year; and



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          b.   The continuation of the Officer's participation and the
               participation of his dependents (to the extent they were participating prior to this termination of employment) in the Company's health, life, disability and other employee benefit plans, programs and arrangements as applicable to the Officer on the date of the Change in Control Event (excluding any Retirement Plan or 401(k) Plan) for a period of thirty-six (36) months after such termination as if he were still employed during such period; provided, however, if such participation in any such plan, program or arrangement is specifically prohibited by the terms thereof, the Company shall provide the Officer (and his dependents) with benefits substantially similar to those which he was entitled to receive under such plan, program or arrangement immediately prior to his termination of employment. For purposes of this Paragraph 3(b), any employee benefit determined with reference to the Officer's compensation or earnings shall be based on his annual base salary in effect upon the date of the Change in Control Event unless otherwise provided under the terms of the applicable employee benefit plan, program or arrangement.

4. DEFINITION OF TERMINATION BY THE OFFICER FOR GOOD REASON. For purposes of this Agreement, termination by the Officer of his employment for "Good Reason," except upon the Officer's express written consent otherwise, shall mean:

          a. The assignment of duties to the Officer which result in his having less authority or responsibility than he had prior to the Change in Control Event; or

          b. The Officer's removal from, or any failure to re-elect him to, any position he held immediately prior to the Change in Control Event with either the Company or any majority-owned subsidiary; or

          c. A reduction of the Officer's annual base salary or benefits in effect on the date of the Change in Control Event or as the same may be increased from time to time thereafter; or

          d. The relocation of the Company's principal executive offices to a place outside of the greater Portland, Maine, area, or the Company's transferring or assigning the Officer to a place of employment other than its principal executive offices, except for required business travel to an extent substantially consistent with his business travel obligations immediately prior to the Change in Control Event; or

          e. The Company's failure to provide the Officer with substantially the same health, life and other employee benefit plans, programs and arrangements (specifically including the Company's stock plans and compensation and incentive plans, as the same may be amended in the future), and substantially the same perquisites of employment, as provided to him immediately prior to the Change in Control Event or as the same may be increased thereafter; or

          f. The Company's failure to provide the Officer with substantially the same support staff as provided to him immediately prior to the Change in Control Event; or

          g. The Company's failure to obtain from any successor a satisfactory agreement to assume and perform the terms of this Agreement; or

          h. Breach of the Employment Agreement or the Employment Continuity Agreement by the Company; or

          i. Due to a change in the Company's structure or ownership, the Officer no longer has the authority of a chief executive officer of an independent company of the same size and nature as the Company (determined immediately prior to the Change in Control Event).



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5.   RIGHTS UPON A VOLUNTARY TERMINATION OF EMPLOYMENT.

          a. If the Officer remains in active employment through the last day of the sixth full calendar month following the occurrence of a Change in Control Event (the Stay On Date), but then voluntarily terminates his employment, other than for Good Reason as defined in Paragraph 4, within 90 days after the Stay On Date, then the Officer may elect, in written form reasonably acceptable to the Company, to waive all rights under the Employment Agreement and substitute therefor his rights under this Agreement, in which case the Company shall, subject to the provisions of Paragraph 5(b) below, provide the Officer with the following:

                    (i) Within thirty (30) days of such termination of employment, a lump sum cash payment in an amount equal to fifty percent (50%) of the Officer's annual base salary in effect upon the date of the Change in Control Event.

                    (ii) No later than the end of the sixth full calendar month following such termination of employment, a second lump sum cash payment in an amount equal to fifty percent
                    (50%) of the Officer's annual base salary in effect upon the date of the Change in Control Event.

                    (iii) Continuation of benefits and rights as described in Paragraph 3(b) above, except that the period described in Paragraph 3(b) shall be twelve (12) months.

          b. If the Officer terminates employment under this Paragraph 5, and elects to be paid as provided in Paragraph 5(a) above, then, in return for his rights hereunder, he agrees that for the period extending through the sixth full calendar month following his termination of employment (the "Restricted Period"), the Officer shall not, (i) directly or indirectly, for his own account or for the account of others, as an officer, director, stockholder, owner, partner, employee, promoter, consultant, manager or otherwise, participate in the promotion, financing, ownership, operation, or management of, or assist in or carry on through a proprietorship, corporation, partnership or other form of business entity or otherwise, the business of property and casualty insurance (the "Business"), in any place in which the Company is conducting or is actively planning to conduct Business as of the date of such termination, (ii) solicit or contact in an effort to do business with any person who was a customer of the Company during the term of this Agreement, or any affiliate of any such person, if such solicitation or contact is in competition with the Company, or (iii) whether for his own account or for the account of any other person (excluding the Company), solicit or induce any of the Company's employees to leave their employment with the Company or accept employment with anyone else or hire any such employees. A breach of any of the covenants contained in this Paragraph 5(b) may result in material, irreparable injury to the Company for which there is no adequate remedy at law, such that it will not be possible to measure damages for such injuries precisely, therefore , in the event of such a breach, any rights to compensation hereunder shall be forfeited and the Company shall be entitled to injunctive relief.

6. TERMINATION FOR GOOD CAUSE. Notwithstanding the provisions of Paragraph 5 above, the Company retains the right to terminate the Officer for "Good Cause," in which event he shall not be entitled to receive any payment or benefits pursuant to this Agreement. "Good Cause" shall mean:

          a. The Officer's conviction, by a court of competent jurisdiction, of or the Officer's plea of nolo contendere to a crime adversely reflecting on his honesty, trustworthiness or fitness to carry out the responsibilities of his position with the Company in other respects;




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          b.   A willful breach by him of any material duty or obligation imposed upon him under the terms of his employment, as those terms existed immediately prior to any Change in Control Event, and his failure to cure such breach within thirty (30) days after receiving written notice thereof from the Company; or

          c. The Officer's continued substantial neglect of duties, after written notice from the Board and an opportunity to correct.

7. NOTICES. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

     To the Officer:   Robert G. Schatz
                       PO Box 218
                       Cape Cottage Branch
                       Cape Elizabeth, ME 04107

     To the Company:   North East Insurance Company
                       482 Payne Road
                       Scarborough, ME  04074

Either party may change, by notice to the other, the address to which notices to it are to be addressed.

8.   APPLICABLE LAW, TAXES, BINDING AGREEMENT, SEVERABILITY, CONSTRUCTION.

          a. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, except as to any matter which is preempted by federal law.

          b. Notwithstanding anything to the contrary herein contained, the Company may withhold from any amounts payable under this Agreement all federal, state or other taxes or assessments which may be required by applicable statute or regulation to be withheld.

          c. This Agreement shall be binding upon and inure to the benefit of the Officer, his heirs, assigns, executors and legal representatives; and the Company, its successors and assigns.

          d. If any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby.

          e. The Outside Directors shall have the authority to construe and interpret this Agreement on behalf of the Company, and any such determination by the Outside Directors shall be conclusive on the Company.

9. LIMITATIONS ON AMOUNTS TO BE RECEIVED. If it is determined that part or all of the compensation and benefits to be paid to the Officer under this Agreement will result in a loss of deduction to the Company under Section 280G of the Internal Revenue Code of 1986 as amended (the "Code"), the following limitation shall apply:

     If the aggregate present value of such parachute payments (the "Parachute Amount") equals or exceeds 2.99 times the Officer's "Base Amount" as defined in
Section 280G of the Code, then the amounts otherwise payable to or for the benefit of the Officer pursuant to this Agreement, and taken into account in calculating the Parachute Amount (the "Termination Payments"), shall be reduced, to the extent necessary so that the Parachute Amount is equal to 2.99 times the Officer's "Base Amount." The Company shall retain a qualified independent advisor in order to make any determination or calculations necessary in applying the above-described limitations.




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10.  EXECUTION OF FURTHER DOCUMENTS. In the event the Officer receives payments or benefits pursuant to the terms hereof and the Company's independent counsel deems it necessary for the Company to receive a release or other acknowledgment, the Officer agrees to execute any such document, as may be reasonably required as a condition of his receipt of such payment or benefits.

11. AMENDMENT AND WAIVER. This Agreement may be amended only in writing, by the parties hereto, and no condition or provision of this Agreement may be waived except in writing. Waiver by either party at any time of the other party's breach of, or failure to comply with, any condition or provision of this Agreement to be performed by such other party shall not be deemed a waiver of any other provision or condition at the same time or of any provision or condition at any prior or subsequent time, unless specifically stated therein.

12. FUNDING. This Agreement shall not be construed to create or require the Company to create a Trust or to otherwise act to fund the amounts payable hereunder.

13. ASSIGNMENT. Except as required by law, the right to receive payments hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such payments to be so subject shall not be recognized by the Company.

14. NO ADDITIONAL EFFECT. Except as expressly provided herein, nothing contained herein shall be construed to provide the Officer with any specific period of employment, right to be retained in the service of the Company or other rights, nor shall this Agreement be construed to otherwise limit the rights of the Company to discharge or take other action with respect to the Officer.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            NORTH EAST INSURANCE COMPANY

                                            By: /s/  Samuel Koren
                                                ------------------------------
                                                     Its Secretary


                                                /s/  Robert G. Schatz
                                                ------------------------------
                                                     Officer: Robert G. Schatz



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